Exhibit 99.1

TII NETWORK TECHNOLOGIES
NAMES BRIAN J. KELLEY INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER

EDGEWOOD, NY – October 24, 2011 – Tii Network Technologies, Inc. (Nasdaq: TIII), a leader in designing, manufacturing and marketing network products for the communications industry, today announced that the Company’s Board of Directors has determined to replace Kenneth A. Paladino as the Company’s President and Chief Executive Officer, and the Board will commence a search for a new President and Chief Executive Officer. In the meantime, Brian J. Kelley, non-executive Chairman of the Board, will serve as President and Chief Executive Officer.

Speaking on behalf of the Board of Directors, Mr. Kelley stated: “We wish to thank Ken for his many contributions to the Company while serving as President and Chief Executive Officer and before that as Chief Financial Officer.  Ken was instrumental in our recent acquisitions of the Copper Products Division of Porta Systems Corp. and of Frederick Fiber Optics.  We wish Ken success in his future endeavors.”

Mr. Kelley continued: “Our appointment of a leadership committee, consisting of key sales, engineering, manufacturing and administrative members of management, to administer the Company under my oversight on behalf of the Board, will ensure a seamless transition for our customers, suppliers and employees.”

Forward Looking Statement

Certain statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this release, words such as "may," "should," "seek," "believe," "expect," "anticipate," "estimate," "project," "intend," "strategy" and similar expressions are intended to identify forward looking statements regarding events, conditions and financial trends that may affect our future plans, operations, business strategies, operating results and financial position. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements as a result of several factors.  We undertake no obligation to update any forward-looking statement to reflect future events. Among those factors are:
•	exposure to increases in the cost of our products, including increases in the cost of our petroleum-based plastic products and precious and semi-precious metals;
•	general economic and business conditions, especially as they pertain to the telecommunications industry;
•
potential changes in customers’ spending and purchasing policies and practices, which are effected by customers’ internal budgetary allotments that have been, and may continue to be, impacted by the current economic climate;

•	pressures from customers to reduce pricing without achieving a commensurate reduction in costs;

•
our ability to market and sell products to new markets beyond our principal copper-based telephone operating company (“Telco”) market which has been declining over the last several years, due principally to the impact of alternate technologies;

•	our ability to timely develop products and adapt our products to address technological changes, including changes in our principal market;
•	the ability of our contract manufacturer to obtain raw materials and components used in manufacturing our products;
•	competition in our principal market and new markets into which we have been seeking to expand;
•	our dependence on, and ability to retain, our “as-ordered” general supply agreements with certain of our principal customers and our ability to win new contracts;
•	our dependence on third parties for certain product development;
•
our dependence on products and product components from our China and Mexico contract manufacturer, including on-time delivery that could be interrupted as a result of third party labor disputes, political factors or shipping disruptions, quality control and exposure to changes in costs, including wages, and changes in the valuation of the Chinese Yuan and Mexican Peso;

•	weather and similar conditions, including the effect of typhoons or hurricanes on our contract manufacturer’s facilities in China and Mexico, which can disrupt production;
•
the effect of hurricanes in the United States which can affect the demand for our products and the effect of harsh winter conditions in the United States which can temporarily disrupt the installation of certain of our products by Telcos;

•	our ability to attract and retain technologically qualified personnel; and
•	the availability of financing on satisfactory terms.

Relating to our Recent Acquisitions:
•	our ability to successfully complete the integration of our recently acquired businesses, including their products, sales forces and employees into our business;
•	our ability to retain the general supply agreements of the acquired Porta Copper Products Division with two significant customers;
•	our ability to penetrate the markets and customers of the acquired products with our products, and to penetrate our existing markets with the recently acquired products;
•	our ability to execute our plans with our contract manufacturer to improve gross margins of the products of the acquired Porta Copper Products Division;
•	the stability of the Pound Sterling and Mexican Peso relative to the U.S. dollar exchange rate.

CONTACT:

Tii Network Technologies, Inc.
Brian J. Kelley
(631) 789-5000